Exhibit 99.1
NEWS
One Gateway Center, Suite 702, Newton, MA 02458 USA
FOR IMMEDIATE RELEASE
CLINICAL DATA ANNOUNCES $25 MILLION PRIVATE PLACEMENT
NEWTON, MA – September 29, 2008, Clinical Data, Inc. (NASDAQ:CLDA) today announced that it has entered into a definitive agreement with certain affiliates of Randal J. Kirk, Chairman of Clinical Data’s Board of Directors, with respect to the private placement of 1,514,922 shares of newly issued common stock priced at the closing price of $16.44 per share as of September 26, 2008, plus $0.0625 per share, and warrants to purchase an additional 757,461 shares of common stock at $16.44 per share, for a total purchase price of approximately $25 million. Clinical Data intends to use the gross proceeds from the private placement, which will be paid in full to the Company as no placement agent was used in the transaction, for general working capital purposes.
The securities were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended. The securities have not been registered under the Securities Act or any state securities laws and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. In connection with the financing, Clinical Data has agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the resale of the shares purchased and the shares issuable upon exercise of the warrants. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy shares or warrants.
For additional information, please refer to Clinical Data’s current report on Form 8-K filed with the Securities and Exchange Commission with respect to this transaction.
About Clinical Data, Inc.
Clinical Data is a global biotechnology company unlocking the potential of molecular discovery, From Targeted Science to Better Healthcare™. Its PGxHealth® division focuses on proprietary biomarker and pharmacogenetic test development as well as targeted therapeutics to help predict drug safety and efficacy, thereby reducing health care costs and improving clinical outcomes. Its Cogenics® division provides genomics services to both research and regulated environments. Through these divisions, Clinical Data is leveraging advances in molecular discovery to provide tangible benefits for patients, doctors, scientists and health plans worldwide. Visit the company’s website at www.clda.com for more information.
For More Information
Clinical Data, Inc.
Corporate Communications
(617) 527-9933 x 3373

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains certain forward-looking information and statements that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about our ability to successfully integrate the operations, business, technology and intellectual property obtained in our acquisitions; our ability to obtain regulatory approval for, and successfully introduce our products; our ability to expand our long-term business opportunities; financial projections and estimates and their underlying assumptions; and statements regarding future performance. All of such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: whether any of our therapeutic products will advance further in the clinical trials process and whether and when, if at all, any of our therapeutic products will receive final approval from the U.S. Food and Drug Administration and equivalent foreign regulatory agencies and for which indications; whether our therapeutic products will be successfully marketed if approved; the extent to which genetic markers (haplotypes) are predictive of clinical outcomes and drug efficacy and safety; our ability to achieve the expected synergies and operating efficiencies from our acquisitions; the strength of our intellectual property rights; competition from pharmaceutical, biotechnology and diagnostics companies; whether we will be able to develop or acquire additional products and attract new business and strategic partners; changes in government regulations, and changing relationships with customers, payers, suppliers and strategic partners; and those risks identified and discussed by Clinical Data in its filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Clinical Data does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Clinical Data’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended March 31, 2008, Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, and Current Reports on Form 8-K filed from time to time by the Company.
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